Rewards Network	EXHIBIT 99.1
Page 1 of 2

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Kenneth R. Posner	Christopher Curtis
Chief Financial Officer	Vice President
Rewards Network Inc.	Ashton Partners
(312) 521-6790	(312) 553-6708

REWARDS NETWORK INC. OUTLINES PRELIMINARY FOURTH QUARTER AND FULL YEAR RESULTS

Chicago, IL January 14, 2005 — Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs, today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2004. The Company expects fourth quarter sales of $82.0 million, versus sales of $89.2 million in the prior year period. This will result in expected full year 2004 sales of $348.1 million, versus $349.0 million in 2003. Earnings per share for the three months ended December 31, 2004 is expected to be in the range of $0.07 to $0.09, resulting in full year 2004 earnings per share in the range of $0.49 to $0.51. Earnings per share for the quarter and full year will include a $0.01 impact attributable to the recently adopted accounting rule related to contingently convertible debt.

“The disappointing performance for the quarter is largely a result of weaker than expected sales, driven by a number of factors, including fewer restaurant merchants, fewer transactions and a lower average transaction amount. We believe the continued training of our larger, realigned sales force and new product offerings rolled out in late 2004 will begin to stabilize and grow our restaurant merchant base in 2005,” said George S. Wiedemann, President and CEO of Rewards Network.

The Company will formally report fourth quarter and full year financial performance in early-to-mid February 2005.

Rewards Network, headquartered in Chicago, Illinois, provides loyalty and rewards programs for restaurants and hotels via its registered credit card platform. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. As of December 31, 2004, Rewards Network had 3.7 million active member accounts, 10,514 restaurants and 10,674 hotels participating in its rewards programs. Rewards Network’s common stock trades on the American Stock Exchange under the symbol IRN and is listed in newspapers as REWARDS. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

Rewards Network

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of our members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) the failure of our program offering members rewards for patronizing select hotels, (vi) the failure of our expansion into Canada, (vii) changes to card association rules and practices, (viii) our dependence upon our relationships with transaction processors, presenters and aggregators, (ix) network interruptions or processing errors, (x) our susceptibility to a changing regulatory environment, (xi) increased operating costs due to privacy concerns of our marketing partners, credit card processors and the public, (xii) the failure of our security measures, (xiii) our susceptibility to restaurant credit risk, (xiv) economic changes, (xv) adverse consequences of changes in our programs that affect the rate of rewards received by our members, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, (xx) our control by Samstock, L.L.C. and its affiliates, (xxi) the ability of our board of directors to issue shares of our preferred stock without stockholder approval, (xxii) possible future sales of restricted and other shares, (xxiii) the price of our common stock could be volatile and (xxiv) anti-takeover provisions that could delay or prevent a change in our control even if the change in control would be beneficial to our stockholders. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K and periodic reports on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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